EXHIBIT 99.1

VisionWave Secures Exclusive Pathway to
Offshore Energy Blocks LB-4 & LB-5 In Liberia

Goal of Expanding Into Global Exploration Market

Company to introduce proprietary RF sensing technologies alongside conventional offshore discovery methods in Liberia Basin

West Hollywood, CA — March 24, 2026 — VisionWave Holdings, Inc. (Nasdaq: VWAV) (“VisionWave” or the “Company”), a developer of advanced AI-driven sensing and radio-frequency (RF) technologies, today announced that it has entered into a Letter of Engagement (“LOE”) with the National Oil Company of Liberia (“NOCAL”) relating to offshore petroleum Blocks LB-4 and LB-5 in the Liberia Basin.

The LOE provides VisionWave with an exclusive pathway to advance toward a potential Production Sharing Contract (“PSC”) with the Government of Liberia, subject to prequalification, regulatory approvals, and legislative ratification by the Liberian authorities.

Positioning at the Intersection of Technology and Global Energy

With this engagement, VisionWave enters the global offshore exploration market, seeking to position its proprietary sensing technologies within one of the world’s most capital-intensive and strategically critical industries. The Company believes that even incremental improvements in exploration capabilities can have outsized economic impact, and views this initiative as a strategic expansion into a sector where advanced data and sensing technologies are increasingly critical. This initiative is exploratory in nature and represents an early-stage application of the Company’s core RF technologies outside its primary defense and security markets.

Introducing RF-Based Exploration Capabilities

VisionWave intends to evaluate the deployment of its proprietary RF-based sensing and imaging technologies as part of offshore exploration workflows, alongside traditional seismic and geophysical methods. The Company believes that RF-based approaches may provide additional signal pathways and data layers in complex subsurface environments, potentially enabling:

●	Improved detection of challenging geological formations

●	Enhanced subsurface modeling and interpretation

●	More efficient identification and utilization of undersea resources

VisionWave believes this initiative reflects a broader effort to expand the boundaries of sensing technologies into environments historically dominated by legacy methods. There can be no assurance that the Company’s RF technologies will prove technically feasible, commercially viable, or cost-effective in offshore petroleum exploration contexts. From Defense-Grade Innovation to Industrial-Scale Opportunity

Originally developed for advanced detection and imaging applications in defense and security environments, VisionWave’s RF technologies are designed to operate in environments where conventional sensing methods face limitations. The Company believes that applying these capabilities to offshore exploration may demonstrate the scalability of its platform across high-value industries, including energy, infrastructure, and national-scale resource development. This remains subject to successful technical validation, which has not yet occurred.

Key Terms of the Engagement

●	Exclusive rights to pursue Blocks LB-4 & LB-5 for eight (8) months

●	Defined but conditional pathway toward PSC execution with the Government of Liberia

●	Multi-phase exploration program (as contemplated in the PSC, to be negotiated in final form and subject to the PSC itself)

●	Initial signing bonus of $300,000 per block ($600,000 total), subject to refund under specified conditions payable within sixty (60) days after both Parties execute the LOE, subject to refund in full (without interest) under specified conditions if one or both Blocks are not ultimately awarded to VisionWave due to reasons not attributable to the Company

Management Commentary

“This engagement represents a strategic step in expanding VisionWave’s technology platforms into large-scale global industries,” said Douglas Davis, CEO and Executive Chairman.

“We believe that combining conventional exploration methodologies with advanced RF-based sensing technologies may introduce new capabilities into offshore resource identification. While this initiative is at an early stage, it reflects our broader strategy of deploying our technologies where enhanced data and perception can drive meaningful value. The Company continues to prioritize its core defense and autonomy platforms while evaluating complementary applications.”

Strategic Implications

VisionWave believes this engagement, if successfully advanced, could position the Company within a high-value global energy ecosystem, while reinforcing its long-term strategy of:

●	Expanding beyond traditional markets

●	Leveraging proprietary sensing technologies across industries

●	Building exposure to large-scale infrastructure and resource development opportunities

Any ultimate participation in the Blocks would require substantial additional capital, technical validation, potential farm-out or partnering arrangements, and is subject to significant geopolitical, regulatory, and operational risks in Liberia.

Important Notice

The LOE contains certain binding provisions (including exclusivity for eight months, payment of a $600,000 initial signing bonus within 60 days (refundable under specified conditions if the Blocks are not awarded without fault of VisionWave), confidentiality obligations, and obligations to pursue prequalification) but does not constitute a final award of petroleum rights. The execution of a Production Sharing Contract remains subject to prequalification by the Liberia Petroleum Regulatory Authority, regulatory approvals, and legislative ratification in Liberia. There can be no assurance that a PSC will be executed or that VisionWave will ultimately be awarded the Blocks or derive any revenue therefrom. The Company expects to incur material costs (including data licensing fees of at least $1 million per Block post-PSC and signature bonuses of $1 million per Block post-ratification) and may seek strategic partners or farm-out arrangements to mitigate financial exposure.

About VisionWave Holdings, Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a dual-market autonomous systems platform company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and sea.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Letter of Engagement with the National Oil Company of Liberia (“NOCAL”), the potential pathway toward a Production Sharing Contract (“PSC”) for offshore Blocks LB-4 and LB-5, the possible deployment and performance of the Company’s proprietary RF-based sensing technologies in offshore petroleum exploration, anticipated strategic benefits from diversification into the global energy sector, expected financial commitments (including signing bonuses, data licensing fees, and signature bonuses), potential extensions of exclusivity, farm-out or partnering arrangements, and the Company’s broader strategy of applying defense-derived technologies to new industries. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially.

Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including but not limited to: the highly conditional and preliminary nature of the LOE, which does not grant petroleum rights and provides no assurance of PSC execution; failure to obtain prequalification from the Liberia Petroleum Regulatory Authority, regulatory approvals, or legislative ratification by the Liberian Legislature; delays or denials in the PSC process or LOE extension; technical, operational, or economic challenges in validating and deploying the Company’s RF-based sensing technologies in offshore exploration environments (a new application domain outside the Company’s primary defense and homeland security markets); the Company’s ability to fund material upfront commitments (including a $600,000 initial signing bonus and potential post-PSC data licensing and signature bonuses totaling millions of dollars) without significant dilution, debt, or partnering arrangements; geopolitical, political, regulatory, corruption, sanctions, or force majeure risks associated with operations or investments in Liberia or similar emerging markets; potential revocation of the LOE due to default, breach, or other events; inability to secure qualified strategic partners for farm-out or risk-sharing; adverse changes in global energy markets, commodity prices, or exploration economics; competition from established oil and gas operators with conventional seismic methods; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including those related to liquidity, capital resources, technology development, international expansion, and diversification risks. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

VWAV - Investor Contact: investors@vwav.inc

Website: https://www.vwav.inc